
     <ARTICLE>                         5
     <LEGEND>                          This schedule contains summary financial
                                       information extracted from the Newell
                                       Rubbermaid Inc. and Subsidiaries
                                       Consolidated Balance Sheets and State-
                                       ments of Income and is qualified in its
                                       entirety by reference to such financial
                                       statements.
     <MULTIPLIER>                      1,000

     <PERIOD-TYPE>                     3-MOS
     <FISCAL-YEAR-END>                 DEC-31-1999
     <PERIOD-END>                      MAR-31-1999
     <CASH>                            69,858
     <SECURITIES>                      0
     <RECEIVABLES>                     1,059,696
     <ALLOWANCES>                      (34,921)   <F1>
     <INVENTORY>                       1,077,455
     <CURRENT-ASSETS>                  2,454,545
     <PP&E>                            2,906,846  <F2>
     <DEPRECIATION>                    (1,353,160)<F2>
     <TOTAL-ASSETS>                    6,235,344
     <CURRENT-LIABILITIES>             1,094,126
     <BONDS>                           1,590,763
     <PREFERRED-MANDATORY>             500,000
     <PREFERRED>                       0
     <COMMON>                          281,774
     <OTHER-SE>                        2,416,658
     <TOTAL-LIABILITY-AND-EQUITY>      6,235,344
     <SALES>                           1,516,193
     <TOTAL-REVENUES>                  423,308
     <CGS>                             1,092,885
     <TOTAL-COSTS>                     1,542,912
     <OTHER-EXPENSES>                  28,303
     <LOSS-PROVISION>                  2,272  <F1>
     <INTEREST-EXPENSE>                25,261
     <INCOME-PRETAX>                   (55,022)
     <INCOME-TAX>                      23,977
     <INCOME-CONTINUING>               (78,999)
     <DISCONTINUED>                    0
     <EXTRAORDINARY>                   0
     <CHANGES>                         0
     <NET-INCOME>                      (78,999)
     <EPS-PRIMARY>                     (0.28)
     <EPS-DILUTED>                     (0.28)
                                       <F1>     Allowances for doubtful accounts are reported as contra accounts to accounts receivable. The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
                                       <F2>     See notes to consolidated financial statements.
